                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]
Check the appropriate box:
     [ ]  Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
     [X]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      JEFFERSON PILOT VARIABLE FUND, INC.
                (Name of Registrant as Specified in Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount Previously Paid:

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    2)   Form, Schedule or Registration Statement No.:

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    3)   Filing Party:

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    4)   Date Filed:

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

                    CHUBB LIFE INSURANCE COMPANY OF AMERICA
               d/b/a JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
         INDIVIDUAL FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICIES
                                MARCH 10, 1998

Dear Policy Owner:

      On April 15, 1998 a Special Meeting of Shareholders ("Special Meeting") of Jefferson Pilot Variable Fund, Inc., (formerly Chubb America Fund, Inc.) (the "Company") on behalf of its Gold Stock Portfolio (the "Portfolio") will be held at One Granite Place, Concord, New Hampshire for the purposes set forth in the attached Notice:

      The Special Meeting has been called so that the shareholders may consider and vote on certain changes to the Portfolio's investment objective and policies, including its policy with respect to industry concentration. If the proposed change to the Portfolio's investment objective is approved, it is intended that the Portfolio will be operated and be renamed as a "Global Hard Assets Portfolio," as more fully discussed in the enclosed Proxy Statement.

      Shares of the Portfolio are purchased by corresponding divisions of Separate Account A ("Separate Account A") of Chubb Life Insurance Company of America d/b/a Jefferson Pilot Financial Insurance Company ("Jefferson Pilot Financial") to fund the flexible premium variable life insurance policies issued by Jefferson Pilot Financial. At the Special Meeting, Jefferson Pilot Financial will vote the shares of the Portfolio held in Separate Account A based upon voting instructions received from owners of the Policies ("Policy Owners"). Each Policy Owner is entitled to give voting instructions to Jefferson Pilot Financial with respect to the number of shares of the Portfolio attributable to the Policy Owner as of the record date of February 27, 1998. As a Policy Owner, you are being asked for your voting instructions on the proposals described in the attached Proxy Statement.

      Attached are the formal Notice of Special Meeting of Shareholders and the Proxy Statement setting forth the matters to come before the Special Meeting. A Voting Instructions Form is also enclosed for your use.

      Your interest in the Portfolio is gratefully acknowledged. PLEASE SIGN DATE AND RETURN THE ENCLOSED VOTING INSTRUCTIONS FORM SO THAT YOUR INSTRUCTIONS CAN BE REPRESENTED. Thank you for your prompt response.

      The Company's Board of Directors has voted unanimously in favor of each proposal and recommend that you vote "FOR" them as well.

                                        Sincerely,


                                        Charles C. Cornelio
                                        Executive Vice President

                      JEFFERSON PILOT VARIABLE FUND, INC.

                             GOLD STOCK PORTFOLIO

                               One Granite Place

                         Concord, New Hampshire 03301

                                (603) 226-5000

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                           Wednesday, April 15, 1998

A SPECIAL MEETING of SHAREHOLDERS OF THE GOLD STOCK PORTFOLIO (the "Portfolio"), a series of JEFFERSON PILOT VARIABLE FUND, INC. (formerly Chubb America Fund, Inc.) (the "Company") will be held at the offices of the Company, One Granite Place, Concord, New Hampshire on Wednesday, April 15, 1998, at 8:00 A.M., Eastern Time, for the following purposes:

(1) To approve a change in the Portfolio's investment objective, which would change the Portfolio's investment policy with respect to industry concentration.
(2) To approve a change in the Portfolio's investment restrictions to permit the Portfolio to engage to a greater extent in financial futures and options thereon.
(3) To approve a change in the Portfolio's investment restrictions to permit the Portfolio to invest in or write puts, calls, currency options, currency swaps and options thereon.
(4) To approve a change in the Portfolio's investment restrictions to permit the Portfolio to make short sales of equity securities.
(5) To approve a change in the Portfolio's investment restrictions to permit it to invest up to 15% of net assets in illiquid securities.
(6) To consider and act upon any other matters which may come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on Friday, February 27, 1998 are entitled to notice of, and to vote at, the Special Meeting.

                                        By order of the Board of Directors


                                        Shari J. Lease
                                        Secretary
March 10, 1998

WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED VOTING INSTRUCTIONS CARD AND RETURN IT PROMPTLY.

THE MEETING WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A MAJORITY OF THE ELIGIBLE SHARES IS REPRESENTED, AND THE COMPANY WILL HAVE TO CONTINUE TO SOLICIT VOTES UNTIL A QUORUM IS OBTAINED.

                             GOLD STOCK PORTFOLIO

                                      OF

                      JEFFERSON PILOT VARIABLE FUND, INC.

                               One Granite Place

                  Concord, New Hampshire 03301 (603) 226-5000

                                PROXY STATEMENT

          Special Meeting of Shareholders - Wednesday April 15, 1998

This Proxy Statement is furnished to shareholders of the GOLD STOCK PORTFOLIO (the "Portfolio"), a series of JEFFERSON PILOT VARIABLE FUND, INC. (formerly Chubb America Fund, Inc.) (the "Company") in connection with the solicitation by the Company's Board of Directors of proxies to be used at a Special Meeting of Shareholders of the Company (the "Special Meeting") to be held at the offices of the Company, One Granite Place, Concord, New Hampshire on Wednesday, April 15, 1998 at 8:00 A.M., Eastern Time, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders. The enclosed proxy card can be revoked by notice in writing to the Company at any time before it is exercised or by appearing personally at the Special Meeting. The cost of preparing the proxy statement and soliciting proxies will be borne by the Portfolio. In addition to solicitation by mail, officers and employees of Chubb Life Insurance Company of America d/b/a Jefferson Pilot Financial Insurance Company ("Jefferson Pilot Financial"), without extra remuneration, may conduct additional solicitation by telephone, telegraph and personal interview. This proxy material is being mailed to shareholders on or about March 10, 1998.

The Company, including the Portfolio, currently serves as a funding medium for the variable life insurance policies (the "Policies") issued by Jefferson Pilot Financial. Each policy provides pass-through voting rights to its Owner on any proposal affecting the Company. The Policies are described in the applicable separate account prospectus issued by Jefferson Pilot Financial. Under certain circumstances, Jefferson Pilot Financial has the right to disregard the voting instructions of Policy Owners. However, the Company's Board of Directors does not believe that these circumstances exist with respect to the matters to be considered at the Special Meeting.

Each proxy received will be voted by Jefferson Pilot Financial in accordance with the Policy Owner's instructions with respect to the proposals set forth in the accompanying Notice of Special Meeting. For shares as to which no voting instructions have been received from Policy Owners, Jefferson Pilot Financial will vote the shares in the same proportion as the shares for which voting instructions have been received. The presence in person or by proxy of the holders of record of a majority of the shares of the Portfolio entitled to vote shall constitute a quorum.

For the purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions will be treated as shares that are present but which have not been voted. For this reason, abstentions will have the effect of a vote "against" the Proposal for the purposes of obtaining the requisite approval.

Policy Owners permitted to give instructions to Jefferson Pilot Financial and the number of shares for which instructions may be given will be determined as of February 27, 1998, the record date for the Special Meeting.

In the event there are not sufficient votes to approve the proposals at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitations of proxies by the Company. If the Company proposes to adjourn the Special Meeting by a vote of the shareholders, the persons named in the enclosed Voting Instructions Form will vote all shares for which they have voting authority in favor of such adjournment.

Shares of Beneficial Interest Outstanding

As of February 27, 1998 there were outstanding approximately 575,990 shares of beneficial interest of the Portfolio. Each full share is entitled to one full vote and each fractional share is entitled to a proportionate share of one vote. Jefferson Pilot Financial is the owner of record, not the beneficial owner, of 575,990 shares (or 100% of the outstanding securities). There were no other persons or groups who were known by the Company to own beneficially more than 5% of the outstanding shares of beneficial interest of the Portfolio as of the record date.

Annual Report

The Company's annual report for the year ended December 31, 1997 was provided to shareholders on or about February 28, 1998. Additional copies of the reports will be provided free of charge by calling the number or by writing to the address on the Notice of Special Meeting accompanying this Proxy Statement.

Required Vote

Approval of each Proposal is to be determined by the vote of a majority of the outstanding shares of the Portfolio as defined in the Investment Company Act of 1940, (the "Act"). This means the affirmative vote of the lesser of (1) a majority of the outstanding shares of the Portfolio, or (2) 67% or more of the shares of the Portfolio represented at the Special Meeting if more than 50% of the outstanding shares of the Portfolio are present or represented by proxy.

Shareholder Meetings

The Company is organized as a Maryland corporation and as such is not required to hold regular or annual meetings of shareholders unless otherwise required by the Act. Shareholders representing 25% or more of the outstanding shares of the Company have the right to compel the Directors to call a meeting of shareholders.

Investment Advisers

The Company's Investment Adviser is Jefferson Pilot Investment Advisory Corporation, a registered investment adviser. Its address is One Granite Place, Concord, NH 03301.

Van Eck Associates Corporation, a registered investment adviser and a Delaware corporation is Sub-adviser to the Portfolio. Its address is 99 Park Avenue, New York, New York 10016.

                                PROPOSAL NO. 1

         APPROVAL OF A CHANGE IN THE PORTFOLIO'S INVESTMENT OBJECTIVE
                           AND CONCENTRATION POLICY

The Portfolio's present investment objective is to realize long-term capital appreciation by investing primarily, and sometimes exclusively, in common stocks of gold mining companies. Under the present investment objective, the Portfolio retains the option, but is not required, to take current income into account in pursuing its objective. It is proposed that the Portfolio's investment objective be changed such that it would seek long-term capital appreciation by investing globally, primarily in "Hard Asset" securities, as defined below. In addition, under the proposed investment objective, income would be a secondary consideration. The Board of Directors has concluded that it is appropriate at this time to expand the investment opportunities available to the Portfolio in seeking long-term capital appreciation for its shareholders.

Under the proposed new objective, the Portfolio would invest primarily in equity and debt securities of companies that are directly or indirectly (whether through supplier relationships, servicing agreements or otherwise) engaged to a significant extent in the exploration, development, production or distribution of one or more of the following sectors: (i) precious metals, (ii) ferrous and non-ferrous metals, (iii) oil and gas, (iv) forest products, (v) real estate, and (vi) other basic non-agricultural commodities (together "Hard Assets"). As an additional, (but non-fundamental policy), the Portfolio would be able to invest up to 50% of its assets in any one of the above sectors during periods when the Sub-adviser believes that a particular sector offers highly attractive opportunities based on valuations, industry timeliness, important technological developments or other appropriate considerations.

It is the Company's intention, if this proposal is approved by shareholders, to rename the Portfolio the "Global Hard Assets Portfolio" in order to reflect the new objective and concentration policy.

The Company believes that the Portfolio's current emphasis solely on securities related to gold restricts the Sub-Adviser's flexibility to take advantage of investment opportunities that may be consistent with an objective of long-term capital appreciation. Therefore, the Board of Directors has determined that the Portfolio would benefit from expanding the sectors in which the Sub-Adviser may concentrate the Portfolio's investments. The Board of Directors believes that concentration in a group of six sectors is less inherently risky than concentration in a single sector. Thus, while the Portfolio might invest up to 50% of its assets in one market sector under certain conditions, the Proposed investment objective will actually result in the Portfolio being more diversified than is presently the case.

Investing in all types of Hard Assets, not just gold, involves primarily incremental, rather than fundamentally different, risks. The production and marketing of Hard Assets may be affected by actions and changes in governments. In addition, Hard Assets and securities of Hard Asset companies may be cyclical in nature. During periods of economic or financial instability, the securities of some Hard Asset companies may be subject to broad price fluctuations, reflecting volatility of energy and basic materials prices and possible instability of supply of various Hard Assets. In addition, some Hard Asset companies may also be subject to the risks generally associated with extraction of natural resources, such as the risks of mining and oil drilling, and the risks of the hazards associated with natural resources, such as fire, drought, increased regulatory and environmental costs, and others. Securities of Hard Asset companies may also experience greater price fluctuations than the relevant Hard Asset. In periods of rising Hard Asset prices, such securities may rise at a faster rate, and conversely, in times of falling Hard Asset prices, such securities may suffer a greater price decline.

Approval of this proposal would permit the Portfolio to make substantial investments not just in gold oriented securities, but also in one or more of the Hard Asset sectors. As noted, the ability to concentrate in other Hard Asset sectors, in addition to gold, will make the Portfolio more diversified and will enable the Sub-Adviser to take advantage of a wider variety of global investment opportunities. Consequently, the Directors expect that the Portfolio's increased flexibility will benefit the Portfolio and its shareholders.

The Board of Directors recommends that shareholders vote FOR Proposal No. 1.

                                PROPOSAL NO. 2

        APPROVAL OF A CHANGE IN THE PORTFOLIO'S INVESTMENT RESTRICTIONS
           TO PERMIT THE PORTFOLIO TO ENGAGE TO A GREATER EXTENT IN
                         FINANCIAL FUTURES AND OPTIONS

The Portfolio currently has an investment restriction which prohibits it from investing in commodities and commodity contracts.. This limitation was contained in the original prospectus of the Portfolio in 1986 when various financial contracts that may be considered commodity contracts were not widely used. Commodities and commodity contracts currently include all of vast array of investment opportunities and instruments which are traded on the Commodities Exchanges. In particular, because financial futures contracts may be considered commodities or commodity contracts, the Portfolio may not presently buy and sell a wide range of financial futures contracts that have become important investment vehicles for all mutual funds in their investment hedging and income strategies. The Board of Directors believes it is important to change this fundamental policy if the Portfolio changes its investment objective as discussed under Proposal No. 1.

Set forth below is the investment restriction to which this proposal relates, the proposed changes thereto are underscored:

A Portfolio will not:

3. Invest in commodities or commodity contracts, except that the Growth and Income Portfolio, International Equity Portfolio, High Yield Bond Portfolio, Growth Portfolio, the Capital Growth Portfolio, the Balanced Portfolio, Global Hard Assets Portfolio and the Emerging Growth Portfolio may each enter into financial futures contracts and options thereon that are listed on a national securities or commodities exchange and Global Hard Assets may enter into financial and commodity futures, forward and options contracts thereon, if, immediately thereafter for that Portfolio: (a) the total of the initial margin deposits required with respect to all open futures positions at the time such positions were established plus the sum of the premiums for all unexpired options on futures contracts would not exceed 5% of the value of a Portfolio's total assets and (b) a segregated account consisting of cash, liquid high grade debt securities or liquid equity securities in an amount equal to the total market value of any futures contracts purchased by a Portfolio, less the amount of any initial margin, is established by that Portfolio. In the case of an option that is "in-the-money" at the time of purchase, the "in-the- money" amount, as defined under Commodity Futures Trading Commission regulations, may be excluded in computing the 5% limit.

The following is a discussion of the primary types of financial futures contracts it is presently anticipated the Portfolio would utilize under the revised investment restrictions.

Financial futures contracts may include security and interest-rate futures, and stock and bond index futures contracts. A security or interest-rate futures contract is an agreement between two parties to buy or sell a specified security at a set price on a future date. An index futures contract is an agreement to take or make delivery of an amount of cash based on the difference between the value of the index at the beginning and at the end of the contract period.

The Portfolio may invest in commodity futures contracts, which may include futures on natural resources and natural resources indices, and in options on commodity futures contracts (collectively, "commodity interests"). A commodity futures contract is an agreement to take or make delivery of a specified amount of a commodity, such as gold, at a set price on a future date. Trading in commodity interests involves numerous risks such as leverage, high volatility, illiquidity, governmental intervention designed to influence commodity prices and the possibility of delivery of the commodity interests' underlying commodities. In the event that the Portfolio is required to take delivery of a commodity, such commodity will be deemed to be illiquid and the Portfolio will bear the cost of storing the commodity until such commodity is sold and may incur substantial costs in its disposition. The Portfolio will not use commodity futures contracts for leveraging purposes in excess of applicable limitations.

A foreign currency futures contract is a standardized contract for the future delivery of a specified amount of a foreign currency, at a future date, at a price set at the time of the contract. A forward foreign currency contract involves an obligation to purchase or sell a specified currency at a future date, at a price set at the time of the contract. The Board of Directors believes the Portfolio would benefit from the flexibility associated with the ability to enter into foreign currency futures contracts and forward foreign currency contracts as these investment strategies, could increase the Portfolio's income while providing a hedge against currency fluctuation risks.

An option on a futures contract gives the purchaser the right, but not the obligation, in return for the premium paid, to assume a position in a specified exercise price at any time during the option exercise period. The Board of Directors believes that the Portfolio should have the ability to enter into interest rate futures contracts, stock index futures contracts, futures contracts based on other financial instruments (including foreign currency) and components (as would be described in the prospectus) and options on futures contracts. These instruments would afford the Portfolio greater investment flexibility among a wider range of instruments while further diversifying its investment risk by expanding the range of available hedging techniques.

The use of futures contracts as hedging instruments is not without risks. There can be no assurance that the prices of the futures contract and the hedged security or financial instrument or component will move as anticipated. If prices do not move as anticipated the Portfolio may incur a loss on its investment. Also, investments in futures contracts and options on futures contracts may reduce the gains which would otherwise be realized from the sale of underlying securities which are being hedged. Finally, positions in futures contracts and options thereon can be closed out only on an exchange that provides a market for those instruments. There can be no assurance that such a market will exist for a particular futures contract or option. If the Portfolio cannot close out an exchange traded futures contract or option which it holds, it would have to perform its contract obligation or exercise its option to realize any profit and would incur transaction costs on the sale of the underlying assets.

The Board of Directors recommends that shareholders vote FOR Proposal No. 2.

                                 PROPOSAL NO. 3

         APPROVAL OF A CHANGE IN THE PORTFOLIO'S INVESTMENT RESTRICTIONS TO PERMIT THE PORTFOLIO TO INVEST IN OR WRITE COVERED PUTS AND
           CALLS, CURRENCY OPTIONS, CURRENCY SWAPS AND OPTIONS THEREON AND TO UTILIZE MARGIN AND MAKE THE MARGIN DEPOSITS REQUIRED
                         IN CONNECTION SUCH TRANSACTIONS

The Portfolio's Sub-Adviser believes the Portfolio needs the flexibility to invest in or write puts, calls, currency options, currency swaps and options thereon. While it is believed that the Portfolio has the ability to enter into transactions involving certain of these instruments, the proposed change would provide clarity in this regard. The Sub-Adviser believes that these instruments and strategies may offer unique investment opportunities that are consistent with the Portfolio's primary objective of seeking long-term capital appreciation. The Sub-Adviser also believes that these strategies will provide the Portfolio with an additional means of attempting to hedge the currency and other risks involved in global hard assets investing. Puts, calls, straddles, spreads, currency options, currency swaps and options are all derivative securities. In order to utilize such investment strategies the Portfolio's investment restriction must be liberalized to provide for the use of margin.

An options transaction involves the writer of the option, upon receipt of a premium, giving the right to sell (put option) or buy (call option) an underlying asset at an agreed upon exercise price. The holder of the option has the right to purchase (call option) or sell (put option) the underlying asset at the exercise price. If the option is not exercised or sold, it becomes worthless at its expiration date and the premium payment is lost to the option holder. As the writer of the option the Portfolio receives a premium. The Portfolio keeps the premium whether or not the option is exercised.

The Portfolio may write only covered put and call options. A covered call option, which is an option with respect to which the Portfolio owns the underlying asset, would expose the Portfolio during the term of the option to possible loss of opportunity to realize appreciation on the underlying asset.

A swap is an exchange of one security for another, or an exchange of one stream of payments for another, or the exchange of rights to make or receive payments in specified payments in specified currencies. Examples include currency swaps (e.g., U.S. dollars for British pounds) or interest rate swaps (U.S. Treasury rate for the LIBOR rate.) Since swaps are individually negotiated, the Portfolio may expect to achieve an acceptable degree of correlation between its portfolio investments and its swap positions. Currency swaps usually involve the delivery of the entire value of designated currency in exchange for the other designated currency. Therefore, the entire principal value of the currency swap is subject to the risk that the other party will default on its contractual obligations.

The use of swaps is a highly speculative activity which involves investment techniques and risks different from those associated with ordinary portfolio transactions. If the Sub-Adviser is incorrect in its forecasts of market values, currency exchange rates and/or Hard Asset values, the investment performance of the Portfolio would be less favorable than it would have been if this investment technique had not been used. Swaps are generally considered illiquid and will be aggregated with other illiquid positions for purposes of the limitation on illiquid investments.

When the Portfolio enters into certain of these contracts it is necessary to make an initial deposit known as "initial margin" as a partial guarantee of its performance under the contract. As the value of the security, index or currency fluctuates, either party to the contract must make additional margin payments, known as "variation margin," to cover any additional obligation it may have under the contract. In addition the Portfolio must deposit in a segregated account additional cash or high quality debt or liquid equity securities to ensure that futures contracts are not leveraged. The value of assets in the segregated account must be equal to the daily market value of all outstanding futures contracts less any amounts deposited as margin.

Set forth below are the investment restrictions that will change if the proposal is approved, as they apply to the Portfolio; additions are underscored:

A Portfolio will not:

9. Except with respect to the Emerging Growth Portfolio, borrow money, except that as a temporary measure and for extraordinary or emergence purposes and not for investment purposes, any Portfolio may borrow money from banks up to 5% of its assets taken at cost, provided in each case that total borrowings have an asset coverage of at least 300%. The Emerging Growth, High Yield Bond Portfolio and Growth Portfolio may not borrow money in excess of 33 1/3% of its total assets, and then only as a temporary measure for extraordinary or emergence purposes. This restriction will not prevent the Growth Portfolio, International Equity Portfolio, Growth and Income Portfolio, the Capital Growth Portfolio, Global Hard Assets Portfolio, the Balanced Portfolio or Emerging Growth Portfolio from entering into futures contracts as set forth above in restriction 3.

10. Issue securities senior to its common stock except to the extent set out in paragraph 9 above. For purposes hereof, writing covered call options and as regards Emerging Growth Portfolio and Global Hard Assets Portfolio, put options , and entering into futures transactions, to the extent permitted by restrictions 3 and 13, and with respect to the Global Hard Assets Portfolio, currency and commodity contracts and related options purchased on margin and currency swaps shall not involve the issuance of senior securities.

12. Buy securities on margin, except that (1) it may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities, and (2) the Growth and Income Portfolio, the Capital Growth Portfolio, the Balanced Portfolio, Growth Portfolio, Global Hard Assets Portfolio and the Emerging Growth Portfolio may make margin deposits in connection with futures contracts and options transactions to the extent permitted by restrictions 3 and 13.

13. Except for the Growth Portfolio, Growth and Income Portfolio, High Yield Bond Portfolio, International Equity Portfolio, Balanced Portfolio, Capital Growth Portfolio, Global Hard Assets Portfolio and Emerging Growth Portfolio invest in or write puts, calls straddles or spreads. However, this restriction shall not prohibit the Portfolios (other than the Money Market Portfolio) from writing or selling covered call and put options or purchasing call or put options. (In addition, as a matter of operating policy no Portfolio may write covered call options if, as a result, a Portfolio's securities covering all call options would exceed 25% of the value of the Portfolio's total assets.) Provided that the International Equity Portfolio and the High Yield Bond Portfolio may write covered calls or put options with respect to 25% of their net assets at any time and may invest more than 25% of the value of their assets at any time in purchased puts, calls spreads or straddles, or any combination thereof other than protective put options. The aggregate value or premiums paid on all options held by either the International Equity Portfolio or the High Yield Bond Portfolio may not exceed 20% of the Portfolio's total net assets.

The Board of Directors recommends that shareholders vote FOR Proposal No. 3.

                                 PROPOSAL NO. 4

      APPROVAL OF A CHANGE IN THE PORTFOLIO'S INVESTMENT RESTRICTIONS TO
         PERMIT THE PORTFOLIO TO MAKE SHORT SALES OF EQUITY SECURITIES

The Portfolio's Sub-Adviser believes it would be appropriate for the Portfolio to have the flexibility to make short sales of equity securities. A short sale (other than a short sale against the box) would occur when the Portfolio sells a security which it does not own by borrowing it from a broker. In the event that the value of the security sold short declines, the Portfolio will gain as it repurchases the security in the market at the lower price. If the price of the security increases, the Portfolio will suffer a loss as it will have to repurchase the security at the higher price. Short sales may incur higher transaction costs than regular securities transactions. A short sale against-the-box describes a hedging technique used to protect existing profits. An investor who has made a profit holding a long position in shares of a security may sell short the same number of shares of the security constituting the profitable long transaction. This protects the profits already made in the long transaction, and permits the investor to defer taxes on the profitable long transaction. The Board of Directors believes that the Portfolio should be able to make short sales to hedge its profits. If the proposal is approved, the Portfolio will have the ability to make short sales as deemed appropriate by the Sub-Adviser, including short sales against the box.

The Portfolio will establish a segregated account with respect to its short sales and maintain in such account cash U.S. Government securities or other liquid, high quality debt securities or liquid equity securities having a value equal to the difference between (i) the market value of the securities sold short at the time they were sold short and (ii) any cash, U.S. Government securities and other liquid, high quality securities deposit as collateral for the benefit of the broker in connection with the short sale (not including the proceeds of the short sale). Such segregated account will be marked to market daily; so that (i) the amount in the segregated account plus the collateral equals the market value of the securities sold short and (ii) in no event will the amount in the segregated account plus the amount of the collateral fall below the original value of the securities at the time they were sold short. The total value of the assets used as collateral and deposited in the segregated account will not exceed 50% of the Portfolio's net assets.

Set forth below is the investment restriction as it applies to the Portfolio, the addition is underscored:

A Portfolio will not:

      Sell securities short, except the International Equity Portfolio, Growth Portfolio, Growth and Income Portfolio, Capital Growth Portfolio, the Balanced Portfolio and Emerging Growth Portfolio may make short sales against the Box and the Global Hard Assets Portfolio may make short sales for any reason.

The Board of Directors believes that the proposed change will enhance the Portfolio's potential to achieve its investment objective in declining equity markets as well as in rising equity markets and the potential to profit from the volatility of the securities in which the Portfolio may invest. However, the investment performance of the Portfolio will suffer if a stock for which the Portfolio has effected a short sale appreciates in values.

Additionally, the Portfolio may be required to close out a short position earlier than it had intended if the securities lender requires the Portfolio to deliver the securities it borrowed at the commencement of the short sale and the Portfolio is unable to borrow such securities from other securities lenders.

The Board of Directors recommends that shareholders vote FOR Proposal 4.

                                PROPOSAL NO. 5

        APPROVAL OF A CHANGE IN THE PORTFOLIO'S INVESTMENT RESTRICTIONS
         TO PERMIT THE PORTFOLIO TO INVEST UP TO 15% OF ITS NET ASSETS
                            IN ILLIQUID SECURITIES

The Portfolio is presently subject to an investment restriction which requires the Portfolio to limit its investments in illiquid securities (as defined hereafter) to not more than 10% of assets (taken as of the time of acquisition of a security). An illiquid security is a security which cannot readily be sold or disposed of in the ordinary course of business within seven days at approximately the price used in determining the Portfolio's net asset value. The 10% limitation on investments in illiquid securities has applied to the Portfolio since its inception in 1986 and derives from a position of the Securities and Exchange Commission ("SEC") at that time to the effect that open-end mutual funds (such as the Portfolio) should be subject to such a 10% limitation. The SEC raised this threshold from 10% to 15% in 1992. The Sub-Adviser believes that the Portfolio would benefit from the increased flexibility that would be afforded by the higher 15% threshold. Thus, the Company's Board of Directors is recommending that the relevant investment restriction be changed to permit the Portfolio to invest up to 15% of its assets in illiquid securities.

Set for below is the relevant investment restriction that will change if this proposal is approved, additions are underscored:

1. Invest for than 10%, or in the case of Emerging Growth Portfolio, High Yield Bond Portfolio, the Global Hard Assets Portfolio and the Growth Portfolio 15%, of the value of the total assets of the Portfolio in securities, or 5%,except with respect to Emerging Growth Portfolio, International Equity Portfolio and the Growth Portfolio, of the value of the total assets of the Portfolio in equity securities, which are not readily marketable, such as repurchase agreements having a maturity of more than seven days, restricted securities, and securities that are secured by interests in real estate.

If this proposal is approved, it is anticipated that the Portfolio will benefit from the increased investment flexibility afforded thereby. Certain of the instruments in which the Portfolio may invest if one or more of Proposal Nos. 1-4 above are approved may be considered illiquid; therefore, the proposed change supplements such other proposals by permitting the Portfolio to utilize all of its available investment strategies and techniques to the fullest extent permitted by the SEC. Illiquid securities do, however, entail certain risks. As noted above, the definition of an illiquid security provided that it might not be sold within seven days at approximately the price being reflected in the Portfolio's net assets value; therefore, these securities might present valuation problems. Also, any illiquid securities are not registered under the federal securities law;

accordingly, purchases thereof may not have access to all of the information that would be available in the case of a registered security. Moreover, substantial delays and costs may result in connection with the disposition of illiquid securities ,and, in some cases, it is possible that no market at all may exit for a period of time.

The Board of Directors recommends that shareholders vote FOR Proposal No. 5.


                    OTHER MATTERS TO COME BEFORE THE MEETING

The Directors do not intend to present any other business at the Special Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named as proxies will vote according to their best judgment with respect to these matters.

                                       By order of the Board of Directors,


                                       Shari J. Lease
                                       Secretary
March 10, 1998

WHETHER OR NOT YOU PLAN TO ATTEND, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF IT IS MAILED IN THE CONTINENTAL UNITED STATES.

                            VOTING INSTRUCTION FORM
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                        OF THE GOLD STOCK PORTFOLIO OF
                      JEFFERSON PILOT VARIABLE FUND, INC.
                      (formerly Chubb America Fund, Inc.)


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE JEFFERSON PILOT VARIABLE FUND, INC. The undersigned hereby instructs Jefferson Pilot Financial Insurance Company to vote shares of the Gold Stock Portfolio of the Jefferson Pilot Variable Fund, Inc. ("Portfolio") as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Gold Stock Portfolio of the Fund to be held at the offices of Jefferson Pilot Financial Insurance Company, One Granite Place, Concord,
NH 03301 at 8:00 a.m. on April 15, 1998, and any adjournments as follows:


1. Approval or Disapproval of a change in the Portfolio's investment objective and concentration policy.

     [ ] Approve      [ ] Disapprove    [ ] Abstain

2. Approval or Disapproval of a change in the Portfolio's investment restrictions to permit the Portfolio to engage to a greater extent in financial futures and options.

     [ ] Approve      [ ] Disapprove    [ ] Abstain

3. Approval or Disapproval of a change in the Portfolio's investment restrictions to permit the Portfolio to invest in or write puts, calls, currency options, currency swaps and options thereon.

     [ ] Approve      [ ] Disapprove    [ ] Abstain

4. Approval or Disapproval of a change in the Portfolio's investment restrictions to permit the Portfolio to make short sales of equity securities and to consider and act upon any other matters which may come before the Meeting, or any adjournment thereof.

     [ ] Approve      [ ] Disapprove    [ ] Abstain

5. Approval or Disapproval of a change in the Portfolio's investment restrictions to permit it to invest up to 15% of net assets in illiquid securities.

     [ ] Approve      [ ] Disapprove    [ ] Abstain

6. To consider and act upon when any other matters which may come before the Meeting, or any adjournment hereof.


     [ ] Approve      [ ] Disapprove    [ ] Abstain




                                           Dated:                 1998
                                                 ----------------